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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement (No. 333-184407) on Form N-2 of FS Energy and Power Fund of our reports dated March 26, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP
Blue Bell, Pennsylvania
May 10, 2013

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  Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm